UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934

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NAPSTER, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 10, 2006

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2006 Annual Meeting of Stockholders of Napster, Inc. to be held at our Napster offices located at 9044 Melrose Avenue, Los Angeles, California 90069, on September 21, 2006, at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on September 21, 2006 and urge you to return your proxy card as soon as possible.

Sincerely,

/s/ Wm. Christopher Gorog
Wm. Christopher Gorog Chairman and Chief Executive Officer

NAPSTER, INC.

9044 MELROSE AVE.

LOS ANGELES, CALIFORNIA 90069

(310) 281-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2006

To the Stockholders of Napster, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Napster, Inc. will be held at 10:00 a.m., local time, on September 21, 2006, at our Napster offices located at 9044 Melrose Avenue, Los Angeles, California 90069 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To vote for the election of Joseph C. Kaczorowski and Brian C. Mulligan as directors for a term of three years expiring at the 2009 Annual Meeting of Stockholders;

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending March 31, 2007; and

3. To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on July 27, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

/s/ William E. Growney, Jr.
William E. Growney, Jr. Secretary

Los Angeles, California

August 10, 2006

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Napster, Inc., a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on September 21, 2006, at 9044 Melrose Avenue, Los Angeles, CA 90069, and any adjournments thereof.

We are mailing this Proxy Statement and proxy card on or about August 10, 2006. We are also enclosing a copy of our 2006 Annual Report to Stockholders, which includes our financial statements for the fiscal year ended March 31, 2006 (“fiscal 2006”). The Annual Report is not, however, part of the proxy materials.

QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on two proposals: (i) the reelection of two of our directors (Joseph C. Kaczorowski and Brian C. Mulligan) and (ii) the ratification of the selection of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends you vote FOR the Board of Directors’ nominees and FOR the ratification of the selection of PWC as our independent auditors for the fiscal year ending March 31, 2007 (“fiscal 2007”).

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on July 27, 2006, which is known as the record date, are entitled to vote.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the director nominees and FOR the ratification of the selection of PWC as our independent auditors. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

•	notifying our corporate secretary in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Wm. Christopher Gorog, chief executive officer, and Nand Gangwani, our vice president and chief financial officer, to vote on those matters according to their best judgment.

Who will count the vote?

Representatives of Mellon Investor Services LLC, the independent inspector of elections, will count the vote.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How many shares can vote?

As of the record date, 44,833,720 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each matter before the meeting.

How many votes are required to approve the proposals?

Proposal 1:    A plurality of the shares of common stock voting in person or by proxy is required to elect the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors.

Proposal 2:    A majority of the votes present at the meeting will be needed to ratify PWC as Napster’s independent auditors for fiscal 2007.

If other matters are properly brought before the Annual Meeting, the vote required will be determined in accordance with applicable law, the Nasdaq Marketplace Rules, and Napster’s charter and bylaws, as applicable.

What constitutes a quorum?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 44,833,720 eligible votes as of the record date, we will need at least 22,416,861 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if I abstain?

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum;

•	abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

•	abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present or of the votes entitled to be cast.

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items (such as the election of directors and the ratification of the selection of independent auditors) but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

How will “broker non-votes” be treated?

“Broker non-votes” are shares held by brokers or nominees for whom the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular matter, those shares will not be treated as shares entitled to vote on that matter.

Who can attend the Annual Meeting?

All stockholders as of July 27, 2006 can attend the Annual Meeting. If you plan to attend, please write William E. Growney, Jr., our general counsel and secretary, at 9044 Melrose Avenue, Los Angeles, California 90069. If your shares are held through a broker and you would like to attend, please: (1) write William E. Growney, Jr., our general counsel and secretary, at 9044 Melrose Avenue, Los Angeles, California 90069, and (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

When are stockholder proposals due for the 2007 Annual Meeting?

If you want to include a stockholder proposal in the proxy statement for our 2007 Annual Meeting of Stockholders, it must be delivered to Napster’s Secretary at our principal office located at 9044 Melrose Avenue, Los Angeles, California 90069 before the close of business on April 13, 2007. If you intend to present a proposal at our 2007 Annual Meeting and do not request timely inclusion of the proposal in our proxy statement, then we must receive notice of such proposal no later than the close of business on May 25, 2007. If we do not receive notice by that date, no discussion of your proposal is required to be included in our 2007 proxy statement and we may use our discretionary authority to vote on the proposal if you do present it at our Annual Meeting.

Stockholders can also nominate persons to be directors. If you want to nominate a person, you must follow the procedures set forth in our bylaws. You must deliver a notice to Napster’s Secretary at our principal executive offices before the close of business on May 25, 2007.

How will Napster solicit proxies for the Annual Meeting?

We are soliciting proxies by mailing this Proxy Statement and proxy card to our stockholders. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

How do I obtain a copy of the Annual Report on Form 10-K that Napster filed with the Securities and Exchange Commission?

Our Annual Report on Form 10-K is part of the Annual Report that is being mailed to you with this Proxy Statement. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to William E. Growney, Jr., our general counsel and secretary, at 9044 Melrose Avenue, Los Angeles, California 90069.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, two directors will be elected for a term of three years expiring at our 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The nominees, Joseph C. Kaczorowski and Brian C. Mulligan, are presently members of our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors. See “Nominees” below.

The five directors whose terms of office do not expire in 2006 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their respective successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our Board of Directors, as our Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

Nominees

The names of the nominees for election to the office of director for a three-year term expiring at the 2009 Annual Meeting and certain biographical information concerning such nominees are set forth below:

Joseph C. Kaczorowski, age 50, has served as a director since April 2001. Mr. Kaczorowski’s current term as a director expires at the annual meeting in 2006. Mr. Kaczorowski currently serves as president of HOB Entertainment, Inc., an entertainment company. He joined HOB Entertainment, Inc. in August 1996. Mr. Kaczorowski holds a B.S. in accounting from St. John’s University and is a certified public accountant.

Brian C. Mulligan, age 47, has served as a director since March 2003. Mr. Mulligan’s current term as a director expires at the annual meeting in 2006. Mr. Mulligan is currently chairman of Brooknol Advisors, LLC, an advisory and investment firm specializing in media and entertainment. From April 2004 through January 2005, Mr. Mulligan was a senior executive advisor—media and entertainment with Cerberus Capital Management LP, an investment firm. From September 2002 to March 2004, Mr. Mulligan founded and was a principal with Universal Partners, a group formed to acquire Universal Studios, Inc. From April 2002 to August 2002, Mr. Mulligan was an Executive Advisor with The Boston Consulting Group, Inc., a business consulting firm. From January 2001 to March 2002, Mr. Mulligan served as chairman and consultant for Fox Television, Inc., including the television stations group, cable channels, and business operations of the Fox Network of News Corporation. From November 1999 to December 2000, Mr. Mulligan was the chief financial officer of The Seagram Company Ltd., parent company of Universal Music and Universal Studios, Inc. From June 1999 to December 1999, he was co-chairman of Universal Pictures, Inc., an entertainment company. Mr. Mulligan holds a bachelor’s degree in business administration from the University of Southern California and a master’s degree in business administration from the John E. Anderson Graduate School of Management from the University of California, Los Angeles.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE MENTIONED NOMINEES.

Other Directors

The following persons will continue to serve as members of our Board of Directors after the Annual Meeting until their respective terms of office expire (as indicated below) and their respective successors are duly elected and qualified:

Vernon E. Altman, age 60, has served as a director since December 2001. Mr. Altman’s current term as a director expires at the annual meeting in 2007. Mr. Altman is a senior partner and director of Bain & Company, a leading international consulting firm, and Mr. Altman leads Bain’s technology/telecommunication practice and Bain’s full potential transformation practice. Mr. Altman joined Bain at its founding in 1973. Mr. Altman received bachelor’s and master’s degrees in electrical engineering from Massachusetts Institute of Technology (MIT), and a master’s degree in management from MIT’s Sloan School.

Wm. Christopher Gorog, age 53, has served as our chief executive officer and a director since August 2000. Mr. Gorog’s current term as a director expires at the annual meeting in 2007. Mr. Gorog has served as our chairman of the board since September 2001. From February 1999 to September 2000, Mr. Gorog served as a consultant in the entertainment and media industry, including serving as advisor to J.H. Whitney, an asset management company, in HOB Entertainment, Inc.’s acquisition of Universal Concerts. From November 1995 to February 1999, Mr. Gorog served as president of new business development at Universal Studios, an entertainment company. From January 1995 to November 1995, Mr. Gorog served as executive vice president of group operations at Universal Studios. Mr. Gorog earned a B.A.S. in telecommunications and film from San Diego State University.

Richard J. Boyko, age 56, has served as a director since April 2001. Since July 2003, Mr. Boyko has served as the managing director of the VCU School of Mass Communications graduate program in advertising. Prior to that Mr. Boyko served as co-president and chief creative officer of Ogilvy & Mather, an advertising agency. He joined Ogilvy & Mather in November 1989. Mr. Boyko majored in advertising at Art Center College of Design.

Philip J. Holthouse, age 47, has served as a director since January 2004. Mr. Holthouse is a partner with Holthouse Carlin & Van Trigt LLP, which he co-founded in 1991. Mr. Holthouse holds a master’s degree in business taxation and a bachelor’s degree in business administration, both from the University of Southern California, a law degree from Loyola Law School in Los Angeles and is a certified public accountant.

Robert Rodin, age 51, has served as a director since April 2001. Since October 2002, Mr. Rodin has been the founder and chief executive officer of the RDN Group, a management consulting firm. From 1999 through October, 2002, Mr. Rodin was the founder, chairman of the board and chief executive officer of eConnections, a provider of extended supply chain intelligence solutions. From 1991 through 1999, Mr. Rodin served as chief executive officer and president of Marshall Industries, an industrial electronics distributor. Following the sale of Marshall to Avnet in 1999, Mr. Rodin served as president of global supply chain management and electronic commerce solutions and as a member of the Avnet global managing board. Mr. Rodin holds a B.A. in psychology from University of Connecticut.

Information concerning our executive officers is incorporated by reference from Part I of our Annual Report on Form 10-K for fiscal 2006 filed with the Securities and Exchange Commission on June 9, 2006.

Director Compensation

Upon first becoming a member of our Board of Directors, each non-employee director who takes office after October 24, 2005 receives an automatic grant of 12,500 stock purchase rights, or 15,000 stock purchase rights if the director serves as our chairman of the board, or chairman of our compensation, audit, or nominating & corporate governance committee. In addition, all non-employee directors who have served for at least six months receive a grant of 3,125 restricted shares or, if the non-employee director is our chairman of the board, or chairman of the compensation, audit, or nominating & corporate governance committee, 3,750 restricted shares. The restricted stock awards granted to non-employee directors vest quarterly at the rate of 6.25%. We reimburse our directors for costs associated with attending board meetings.

In October 2002, we approved a non-employee director compensation plan pursuant to which non-employee directors are entitled to an annual salary equal to $30,000 and $10,000 for service on each of the audit, compensation, and nominating & corporate governance committees.

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of seven (7) times during fiscal 2006. During that same period, the Board acted two (2) times by unanimous written consent. During fiscal 2006, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Board committees of which he was a member except Vernon Altman who attended 71% of the aggregate number of such meetings.

Policy Regarding Director Attendance at Annual Meetings of the Stockholders

It is the policy of Napster that at least one member of its Board of Directors will attend each annual meeting of stockholders, and all directors are encouraged to attend such meetings. Napster will reimburse directors for reasonable expenses incurred in attending annual meetings of stockholders. Two directors attended the Annual Meeting of Stockholders on October 13, 2005.

Communications with the Board of Directors

Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors

or [individual director]

c/o Corporate Secretary

Napster, Inc.

9044 Melrose Avenue

Los Angeles, CA 90069

Fax: 310-281-5121

boardofdirectors@napster.com

The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication contains commercial matters not related to the stockholder’s stock ownership, as determined by the Corporate Secretary. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable.

We make every effort, including taking into account the directors’ schedules, to schedule our annual meeting of stockholders at a time and date which will maximize attendance by directors. We believe that annual meetings provide an opportunity for stockholders to communicate with directors. All directors shall make every effort to attend our annual meeting of stockholders. We will reimburse all reasonable out-of-pocket traveling expenses incurred by directors attending the annual meeting.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee, and a nominating & corporate governance committee, each comprised entirely of directors who are not officers of Napster.

Audit Committee

The audit committee of our Board of Directors consists of three non-employee directors: Messrs. Altman, Kaczorowski, and Holthouse. Mr. Kaczorowski is the Chairperson of our audit committee. Our audit committee operates under a written charter that was originally adopted in 2001 and amended in October 2005, and is available on our website at www.napster.com. The amended Audit Committee Charter requires that the audit committee consist of three or more Board members who satisfy the “independence” requirements of Nasdaq and applicable law, including Rule 10A-3 under the Securities Exchange Act of 1934. Each of the members of the audit committee satisfies these requirements. In addition, our Board of Directors has determined that Mr. Kaczorowski is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. The audit committee reviews our auditing, accounting, financial reporting and internal control functions and makes recommendations to our Board of Directors for the selection of independent accountants. The audit committee has also considered whether the provision of services by PWC under the caption “All Other Fees” as set forth below in Proposal No. 2 is compatible with maintaining the independence of PWC.

In discharging its duties, the audit committee oversees the following matters:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of our independent registered public accounting firm.

The audit committee met in person or conducted telephonic meetings a total of eleven (11) times during fiscal 2006. During that same period, the audit committee acted by unanimous written consent one (1) time.

Compensation Committee

The compensation committee of our Board of Directors consists of two non-employee directors: Messrs. Kaczorowski and Rodin. Mr. Rodin is the Chairperson of our compensation committee. Our compensation committee determines, approves and reports to the Board of Directors relating to compensation of our executive officers and directors, including targeted total cash compensation and long-term equity based incentives.

The Compensation Committee Charter was adopted in 2001 and restated in October 2005, and is available on our website at www.napster.com. The restated Compensation Committee Charter requires that the compensation committee consist of two or more Board members who satisfy the “independence” requirements of Nasdaq and will qualify as nonemployee directors under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and as outside directors under Internal Revenue Code Section 162(m) and applicable law. Each of the members of the compensation committee satisfies these requirements.

The compensation committee of our Board of Directors met in person or conducted telephonic meetings a total of six (6) times during fiscal 2006. During that same period, the compensation committee acted three (3) times by unanimous written consent.

Nominating & Corporate Governance Committee

The nominating & corporate governance committee of our Board of Directors consists of two non-employee directors: Messrs. Boyko and Mulligan. Mr. Mulligan is the Chairperson of our nominating &

corporate governance committee. Our nominating & corporate governance committee (a) assists our Board of Directors in identifying individuals qualified to become Board members and Board committee members, and selects, or recommends that the Board select, the director nominees for each annual meeting of stockholders and the Board committee nominees for approval by the Board; and (b) monitors and evaluates our Board’s corporate governance policies and makes recommendations to our Board with respect thereto.

Our Nominating & Corporate Governance Committee Charter was adopted August 15, 2003 and is available on our website at www.napster.com. This charter requires that the nominating & corporate governance committee consists of two or more board members who satisfy the “independence” requirements of Nasdaq. Each of the members of the nominating & corporate governance committee satisfies these requirements.

The nominating & corporate governance committee met in person or conducted telephonic meetings a total of three (3) times during fiscal 2006. During that same period, the nominating & corporate governance committee did not act by unanimous written consent.

Consideration Of Director Nominees

Director Qualifications

The committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgments and common sense in matters that relate to the current and long-term objectives of Napster.

•	Ability to read and understand basic financial statements and other financial information pertaining to Napster.

•	Commitment to understand Napster and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board committees and stockholders, number of other company boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of Napster.

•	Willingness to represent and act in the interests of all stockholders of Napster rather than the interests of a particular group.

•	Good health and ability to serve.

•	For prospective non-employee directors, independence under Securities and Exchange Commission and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of Napster.

Other Factors for Potential Consideration

The committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable Securities and Exchange Commission and stock exchange rules.

•	For incumbent directors standing for re-election, the nominating committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to Napster.

•	Composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors

The committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

Outside Advisors.    The committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

Stockholder Suggestions for Potential Nominees.    The committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to Napster addressed to the chairman of the nominating and corporate governance committee at Napster’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in Napster’s proxy statement for the subject annual meeting.

The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholder(s) making the nomination and the amount of Napster’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder of record is a holder of record of stock of Napster entitled to vote on the date of submission of such written materials; and (5) any material interest of the stockholder in the nomination.

The committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the committee from any other source.

Nomination of Incumbent Directors.    The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

For incumbent directors standing for re-election, the committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to Napster; the number of other company boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

Management Directors.    The number of officers or employees of Napster serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable Securities and Exchange Commission rules, stock exchange rules or over-the-counter market rules.

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the committee and by the Chief Executive Officer.

Upon completion of the above procedures, the committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting.

Code of Conduct

We have adopted a Code of Conduct applicable to all employees, officers and Board members. The Code of Conduct was amended and restated in October 2005. A copy of the Amended and Restated Code of Conduct is available on our website at www.napster.com and, along with the charters for our board committees, may be obtained upon request, without charge, by writing to us at Napster, Inc., 9044 Melrose Avenue, Los Angeles, CA 90069, Attn: Secretary.

The following report of the audit committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors

of Napster, Inc.

June 5, 2006

The Audit Committee has reviewed and discussed with Napster’s management and its independent auditing firm, PricewaterhouseCoopers LLP, Napster’s audited financial statements for the years ended March 31, 2004, 2005 and 2006, known as the Audited Financial Statements. In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements of Auditing Standards No. 61.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from Napster. We also have discussed with Napster’s management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Napster’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of Napster’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we recommended to Napster’s Board of Directors the inclusion of the Audited Financial Statements in Napster’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

THE AUDIT COMMITTEE

Vernon E. Altman

Joseph C. Kaczorowski

Philip J. Holthouse

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 30, 2006, certain information with respect to the beneficial ownership of our common stock by:

•	each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Unless otherwise specified, the address of each beneficial owner is 9044 Melrose Ave., Los Angeles, CA 90069.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned (%)
5% or Greater Stockholders
None
Executive Officers and Directors
Wm. Christopher Gorog(2)	2,563,321	5.5
Bradford D. Duea(3)	334,352	*
Nand Gangwani(4)	229,125	*
Laura B. Goldberg(5)	235,000	*
Vernon E. Altman(6)	39,844	*
Richard J. Boyko(7)	48,094	*
Philip J. Holthouse(8)	31,094	*
Joseph C. Kaczorowski(9)	55,314	*
Brian C. Mulligan(10)	30,782	*
Robert Rodin(11)	72,217	*
All directors and executive officers as a group (10 persons)(12)	3,639,143	7.7

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 30, 2006. As of June 30, 2006, there were 44,825,545 outstanding shares of common stock. The shares beneficially owned include shares that may be purchased through the Napster 2001 Employee Stock Purchase Plan on August 15, 2006.

(2)	Includes options to purchase 1,873,642 shares of our common stock within 60 days of June 30, 2006, 750 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2006, and 631,429 shares of restricted common stock (231,429 awarded on May 31, 2005 and 400,000 awarded on April 26, 2006). Each restricted stock award is scheduled to vest in four annual installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(3)

Includes options to purchase 216,656 shares of our common stock within 60 days of June 30, 2006, 750 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2006, and 110,000 shares of restricted common stock (40,000 awarded on May 31, 2005 and 70,000 awarded on April 26, 2006). Each restricted stock award is scheduled to vest in four annual installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(4)	Includes options to purchase 119,125 shares of our common stock within 60 days of June 30, 2006 and 110,000 shares of restricted common stock (40,000 awarded on May 31, 2005 and 70,000 awarded on April 26, 2006). Each restricted stock award is scheduled to vest in four annual installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(5)	Includes options to purchase 76,250 shares of our common stock within 60 days of June 30, 2006, 750 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2006, and 155,000 shares of restricted common stock (55,000 awarded on May 31, 2005 and 100,000 awarded on April 26, 2006). Each restricted stock award is scheduled to vest in four annual installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event of a termination of the executive’s employment, forfeiture.

(6)	Includes options to purchase 36,719 shares of our common stock within 60 days of June 30, 2006, and 3,125 shares of restricted common stock awarded on January 1, 2006. The restricted stock award is scheduled to vest in quarterly installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(7)	Includes options to purchase 42,969 shares of our common stock within 60 days of June 30, 2006 and 3,125 shares of restricted common stock awarded on January 1, 2006. The restricted stock award is scheduled to vest in quarterly installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(8)	Includes options to purchase 17,969 shares of our common stock within 60 days of June 30, 2006 and 3,125 shares of restricted common stock awarded on January 1, 2006. The restricted stock award is scheduled to vest in quarterly installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(9)	Includes options to purchase 51,564 shares of our common stock within 60 days of June 30, 2006 and 3,750 shares of restricted common stock awarded on January 1, 2006. The restricted stock award is scheduled to vest in quarterly installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(10)	Includes options to purchase 27,032 shares of our common stock within 60 days of June 30, 2006 and 3,750 shares of restricted common stock awarded on January 1, 2006. The restricted stock award is scheduled to vest in quarterly installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(11)	Includes options to purchase 51,564 shares of our common stock within 60 days of June 30, 2006 and 3,750 shares of restricted common stock awarded on January 1, 2006. The restricted stock award is scheduled to vest in quarterly installments from the date of grant. Until vested, the shares of restricted common stock are subject to certain transfer restrictions and, in the event that the director does not continue to be a member of the Board, forfeiture.

(12)	Includes options to purchase 2,513,490 shares of our common stock within 60 days of June 30, 2006, 2,250 shares of our common stock purchasable through the Napster 2001 Employee Stock Purchase Plan on August 15, 2006, 366,429 shares of restricted common stock awarded on May 31, 2005, 20,625 shares of restricted common stock awarded on January 1, 2006, and 640,000 shares of restricted common stock awarded on April 26, 2006. See notes 1-11 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Their initial report must be filed using the Securities and Exchange Commission’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the Securities and Exchange Commission’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the Securities and Exchange Commission allows delayed reporting at year-end on the Securities and Exchange Commission’s Form 5. Officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities are required by Securities and Exchange Commission regulations to furnish us with copies of all of the reports they file pursuant to Section 16(a). We make the services of our legal department available to our officers and directors to assist them in meeting their filing obligations.

Based solely on our review of these reports and written representations from our directors and executive officers, we believe each of our directors, executive officers and 10% security-holders complied with all applicable Section 16(a) filing requirements during fiscal 2006.

COMPANY STOCK PRICE PERFORMANCE

Set forth below is a line graph comparing the percentage change in the cumulative total return on our common stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies), and the Goldman Sachs Internet Index for the period commencing on May 16, 2001, the date of our initial trading on the Nasdaq National Market, and ending on March 31, 2006. The graph assumes that $100 was invested in Napster (formerly Roxio, Inc.) common stock and in each of the other indexes on May 14, 2001 and that all dividends were reinvested.

The comparisons in the graph below are based on historical data (with Napster common stock prices based on the closing price on the dates indicated) and are not intended to forecast the possible future performance of our common stock.

The following performance graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG NAPSTER, INC., THE GOLDMAN SACHS INTERNET INDEX, AND CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (U.S. COMPANIES)

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary Compensation Table

The information set forth in the following table reflects compensation earned by our chief executive officer and our three other most highly compensated executive officers who served in such capacities as of March 31, 2006 (together, our “Named Executive Officers”), for services, if any, they rendered to us during fiscal years ended March 31, 2006, March 31, 2005 and March 31, 2004.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)(2)		Securities Underlying Option (#)
Wm. Christopher Gorog Chief Executive Officer	2006 2005 2004	698,918 675,781 606,538	0 322,485 500,000	44,202 19,242 23,765	(3) (5) (6)	976,630 0 0	(4)	0 375,000 300,000

Nand Gangwani Vice President and Chief Financial Officer	2006 2005 2004	305,409 283,593 217,916	0 64,497 190,000	8,605 7,912 6,420	(7) (9) (10)	168,800 0 0	(8)	0 75,000 50,000

Bradford D. Duea President	2006 2005 2004	311,538 300,000 239,988	0 64,497 25,000	16,082 15,486 15,486	(11) (13) (14)	168,800 0 0	(12)	0 100,000 50,000

Laura B. Goldberg(15) Chief Operating Officer	2006 2005 2004	308,250 280,776 231,613	0 80,621 0	505 100,486 385	(16) (18) (19)	232,100 0 0	(17)	0 100,000 35,000

(1)	Includes semi-annual cash out of unused accrued vacation hours.

(2)	The following table reflects the aggregated restricted stock holdings for each of our Named Executive Officers as of the end of the 2006 fiscal year and the value of such restricted stock based on the market value of the stock on March 31, 2006 (the last day of trading for the 2006 fiscal year):

	Number of Shares of Unvested Restricted Stock at March 31, 2006	Value of Unvested Restricted Stock at March 31, 2006 ($)
Wm. Christopher Gorog	231,429	$779,916
Nand Gangwani	40,000	$134,800
Bradford D. Duea	40,000	$134,800
Laura B. Goldberg	55,000	$185,350

At March 31, 2006 there was an aggregate of 784,810 shares of restricted stock outstanding with an aggregate value of $2,644,810 based on the closing sale price of our common stock of $3.37 on March 31, 2006 as reported by the Nasdaq National Market.

(3)	Represents $18,692 of auto allowance, $1,290 for term life insurance premiums and $24,220 for additional financial planning, gym fees, life and disability coverage as per the terms of Mr. Gorog’s employment agreement.

(4)	Based on a grant to Mr. Gorog of 231,429 shares of restricted stock on May 31, 2005, which was valued at $4.22 per share based on the closing market price of our common stock on the last trading day prior to the date of grant. The restricted stock is scheduled to vest in annual installments during the four-year period following the date of grant and includes the right to receive dividend payments prior to vesting.

(5)	Represents $18,000 of auto allowance and $1,242 for term life insurance premiums.

(6)	Represents $22,523 of auto allowance and $1,242 for term life insurance premiums.

(7)	Represents $8,100 of auto allowance and $505 for term life insurance premiums.

(8)	Based on a grant to Mr. Gangwani of 40,000 shares of restricted stock on May 31, 2005, which was valued at $4.22 per share based on the closing market price of our common stock on the last trading day prior to the date of grant. The restricted stock is scheduled to vest in annual installments during the four-year period following the date of grant and includes the right to receive dividend payments prior to vesting.

(9)	Represents $7,800 of auto allowance and $112 for term life insurance premiums.

(10)	Represents $6,420 of auto allowance.

(11)	Represents $8,100 of auto allowance, $7,477 home office allowance and $505 for term life insurance premiums.

(12)	Based on a grant to Mr. Duea of 40,000 shares of restricted stock on May 31, 2005, which was valued at $4.22 per share based on the closing market price of our common stock on the last trading day prior to the date of grant. The restricted stock is scheduled to vest in annual installments during the four-year period following the date of grant and includes the right to receive dividend payments prior to vesting.

(13)	Represents $7,800 of auto allowance, $7,200 of home office allowance and $486 for term life insurance premiums.

(14)	Represents $7,800 of auto allowance, $7,200 of home office allowance and $486 for term life insurance premiums.

(15)	Ms. Goldberg was an employee of Napster, LLC upon the acquisition of Napster, LLC by Napster on May 19, 2003 and became an employee of Napster, Inc. and Chief Operating Officer of the Napster division on January 29, 2004.

(16)	Represents $505 for term life insurance premiums.

(17)	Based on a grant to Ms. Goldberg of 55,000 shares of restricted stock on May 31, 2005, which was valued at $4.22 per share based on the closing market price of our common stock on the last trading day prior to the date of grant. The restricted stock is scheduled to vest in annual installments during the four-year period following the date of grant and includes the right to receive dividend payments prior to vesting.

(18)	Represents a relocation bonus of $100,000 and $486 for term life insurance premiums.

(19)	Represents $385 for term life insurance premiums.

Option Grants During Fiscal Year 2006

There were no stock options granted to any of our Named Executive Officers during the fiscal year ended March 31, 2006.

Option Exercises in Fiscal Year 2006 and Fiscal Year End Option Values

There were no option exercises during our fiscal year ended March 31, 2006 by any of our Named Executive Officers. The following table contains information regarding unexercised options to acquire shares of our common stock as of March 31, 2006.

Name	Number of Shares Underlying Unexercised Options as of March 31, 2006 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options as of March 31, 2006 ($)(1) Exercisable/ Unexercisable
Wm. Christopher Gorog	1,739,374/628,197	0/0
Nand Gangwani	101,250/104,750	0/0
Bradford D. Duea	191,867/127,289	0/0
Laura B. Goldberg	59,375/130,625	0/0

(1)	In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Napster common stock. In-the-money options are those with exercise prices less than the fair market value. For purposes of this table, fair market value is deemed to be $3.37, the closing sale price of our common stock on March 31, 2006 as reported by the Nasdaq National Market.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The following Report of the Compensation Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

To: The Board of Directors

The purpose of this Compensation Committee of the Board of Directors of Napster, Inc. (“Napster”) is to discharge the responsibilities of Napster’s Board of Directors relating to the compensation of Napster’s executives and directors, to produce this annual report on executive compensation for inclusion in Napster’s proxy statement, and to take such other actions within the scope of this Committee’s Charter as this Committee deems necessary or appropriate. This Committee’s Charter is available through the Investor Relations—Governance section of Napster’s website at http://investor.Napster.com/governance/gov-home.cfm.

Pursuant to this Committee’s Charter, this Committee’s authority generally includes the authority to do each of the following:

•	Develop, review, evaluate and approve Napster’s overall compensation policies, and establish performance-based incentives that support and reinforce Napster’s long-term strategic goals, organizational objectives and stockholder interests.

•	Review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this Committee’s evaluation.

•	Consider and approve the selection, retention and remuneration arrangements for Napster’s executive officers.

•	Receive and evaluate performance target goals for Napster’s other senior officers and employees.

•	Make recommendations to Napster’s Board of Directors with respect to Napster’s incentive-compensation plans and equity-based compensation plans and grant stock options, stock appreciation rights, and performance-based awards under those plans designed to qualify as performance-based compensation within the meaning of Internal Revenue Code Section 162(m).

•	Set and review the compensation for the Board and committee members.

•	Monitor and make recommendations with respect to succession planning for the CEO and other officers.

This Committee also has the power, in its discretion, to retain such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties, including the authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation pursuant to this Committee’s Charter.

Each member of this Committee is “independent” within the meaning of Napster’s corporate governance policies and the applicable listing standards of The Nasdaq Stock Market, Inc.

Overall Compensation Policies

The primary compensation policy of Napster, which is endorsed by this Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of Napster and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” Napster and this Committee also believe that executive compensation should be at competitive levels, serve to recruit and retain superior talent, reward superior performance, and create proper incentives to enhance the value of Napster. To further these goals, Napster’s compensation structure for executive officers has three principal components:

•	Long-Term Incentive Awards (Restricted Stock Awards and Stock Options)

•	Annual Bonus

•	Base Salary

Long-Term Incentive Awards.    Napster from time to time provides long-term incentives to key employees through the grant of stock options or restricted stock awards under the Amended and Restated 2000 Stock Option Plan (the “2000 Stock Option Plan”), the Amended and Restated 2001 Stock Plan (the “2001 Stock Plan”), the 2002 Stock Plan and the 2003 Stock Plan. These long-term incentives are designed to couple the interests of key employees with those of stockholders in that the potential realizable value of the awards is directly related to the future value of Napster’s stock.

In fiscal 2006, this Committee’s philosophy was that Napster should grant restricted stock awards to executive officers upon initial employment and on an annual basis thereafter. Prior to fiscal 2006, Napster granted exclusively stock options to its employees. This Committee approved this change in philosophy in consultation with an outside compensation consulting firm and in light of, among other factors, changes in accounting rules applicable to Napster’s stock option grants. Napster’s stock option and restricted stock award grants typically vest over a four-year period.

In approving long-term incentive awards, this Committee considers, among other factors, executives’ total compensation packages, options and restricted stock awards previously granted, dilution effects, industry practices and trends, executive accountability levels, and future potential stock values. Certain other stock options or restricted stock awards may be granted by Mr. Gorog, who has been given the authority by the Board of Directors to approve certain stock option and restricted stock grants under the 2000 Stock Option Plan, the 2001 Stock Plan, the 2002 Stock Plan and the 2003 Stock Plan to persons who are not executive vice president-level employees of Napster.

Annual Bonus.    Annual bonuses allow Napster to recognize individual performance and contributions to Napster on an annual basis. The Compensation Committee determined that annual bonuses would not be paid to executive officers with respect to the fiscal year ended March 31, 2006 because the Compensation Committee determined that it was more desirable to preserve the Company’s cash reserves. The Compensation Committee considered the fact that cash bonuses were not paid to executive officers with respect to the fiscal year ended March 31, 2006 in determining the appropriate level of restricted stock awards to grant to executive officers in fiscal 2007.

Base Salary.    This Committee establishes, reviews and revises, when appropriate, base salaries for Napster’s executive officers. Base salaries are established and reviewed based upon factors such as length of service, Napster’s performance and growth, a subjective determination of the executive’s past performance and expected future contributions to Napster, and pay levels of similar positions with certain competitors in the music distribution industry.

Tax Treatment.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

Current base salary and anticipated bonus levels are not expected to exceed or materially exceed, as the case may be, the Section 162(m) limit. This Committee has intended to structure stock option grants to

Napster’s executive officers as qualifying performance-based compensation for Section 162(m) purposes. Time-based restricted stock awards are not, however, qualifying performance-based compensation for Section 162(m) purposes. In granting restricted stock awards, this Committee has and will continue to consider the possibility that all or a portion of the grants may not be deductible by Napster to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m).

The Board of Directors and this Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Napster’s efforts, that compensation intended by Napster to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation of Chief Executive Officer

Wm. Christopher Gorog, Napster’s Chief Executive Officer, was entitled to an annual salary of $625,000 for fiscal 2006 pursuant to Mr. Gorog’s employment agreement with Napster that was effective August 15, 2003. On May 31, 2005, this Committee approved the grant to Mr. Gorog of a restricted stock award covering an additional 231,429 shares of Napster common stock at a fair market value of $4.22 per share, the closing sales price of a share of Napster common stock as of the trading day immediately prior to the date of grant of the awards. The awards are scheduled to vest over four years from May 31, 2005. These awards were granted by Napster under the 2001 Stock Plan. The level of these grants also reflects Mr. Gorog’s position with Napster, his level of accountability, equity compensation data for certain comparative companies and takes into consideration his past stock option grants. We retained the services of independent executive compensation consultants to provide advice regarding the restricted stock awards granted to Mr. Gorog in fiscal 2006, including advice regarding competitive executive compensation levels and practices and compensation trends generally. The independent consultants noted that the value of Napster’s restricted stock awards, including for Mr. Gorog, trails the median long term incentive value for executives in comparable companies.

This Committee believes that the executive compensation policies described in this report are in the best interests of Napster and its stockholders. This Committee will continue to monitor the overall effectiveness of these policies to help ensure that they are serving Napster’s needs.

July 26, 2006

THE COMPENSATION COMMITTEE

Robert Rodin Joseph C. Kaczorowski

TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreement with Wm. Christopher Gorog

Mr. Gorog serves as our chief executive officer and as a member of the Board of Directors. We entered into a new employment agreement with Mr. Gorog effective August 15, 2003 and amended such agreement via a letter agreement dated May 31, 2005. Under the terms of his new employment arrangement, Mr. Gorog’s annual base compensation is $625,000. Mr. Gorog is also eligible for annual bonuses and annual stock option grants/restricted stock award grants in amounts to be determined by our compensation committee. Mr. Gorog is entitled to certain other benefits including a car allowance of $1,500 per month, life insurance premiums of up to $15,000 per year, and financial planning assistance of up to $7,500 per year.

Mr. Gorog will be entitled to severance benefits under his employment agreement if (1) we terminate Mr. Gorog’s employment without Cause (as defined in the agreement) before a Change of Control (as defined in our 2000 Stock Option Plan), or (2) if we terminate Mr. Gorog’s employment, or if Mr. Gorog resigns, upon or following a Change of Control. In the event Mr. Gorog’s employment is terminated without Cause prior to a Change of Control: (a) all of Mr. Gorog’s then-outstanding stock options and restricted stock awards granted by us will become fully vested, (b) Mr. Gorog will be entitled to receive a severance payment equal to the amount payable under his Agreement through the end of the term of the agreement, provided, however, that such amount shall not be lower than 165% of his base compensation and may not exceed more than 300% of his base compensation, and (c) Mr. Gorog will be entitled to continued participation in our welfare benefit plans (or similar benefits) for a period of 18 months. In the event we terminate Mr. Gorog’s employment, or Mr. Gorog resigns, upon or following a Change of Control: (a) Mr. Gorog will be entitled to receive a severance payment equal to 299% of his base compensation plus the average of the three prior cash bonuses received by Mr. Gorog, and (b) Mr. Gorog will be entitled to continued participation in our welfare benefit plans (or similar benefits) for a period of 18 months. Mr. Gorog’s employment agreement provides that, in the event of a Change of Control, all then-outstanding stock options and restricted stock awards that we have granted to Mr. Gorog will fully vest regardless of whether accelerated vesting would otherwise be required under the terms of the applicable stock option plan and the outstanding stock options will be exercisable for 24 months thereafter. For purposes of Mr. Gorog’s employment agreement, “Cause” generally means that Mr. Gorog has been grossly negligent in the performance of his duties for Napster, that he has engaged in willful misconduct, or that he has been convicted of a felony or any crime involving moral turpitude.

Mr. Gorog’s employment agreement will be effective until August 14, 2008. Ninety days before a scheduled expiration date of the employment agreement, such agreement will automatically extend for an additional year unless either party has previously notified the other that such an extension will not occur.

Other Employment and Change in Control Arrangements with Executive Officers

Messrs. Duea and Gangwani and Ms. Goldberg serve as our president, Napster division; vice president and chief financial officer; and chief operating officer, Napster division; respectively. Under the terms of their respective employment arrangements, they are entitled to annual base salary levels of $300,000, $275,000 and $300,000, respectively. Messrs. Duea and Gangwani are also eligible for a cash bonus of up to 50% and 45%, respectively, of their annual base compensation per year pursuant to our annual bonus program, which is tied to our results of operations. In the case of involuntary termination of one of these officers other than for Cause (as defined in their respective employment agreements), death, or disability, the respective employment agreements entitle them to the following severance payments: (a) Mr. Duea will receive continued salary benefits and COBRA reimbursement for the earlier of six months or until he finds other employment, (b) Mr. Gangwani will receive continued salary, benefits and stock option or restricted stock award vesting for a period of six months, and (c) Ms. Goldberg will receive a lump sum payment equal to one year of her salary plus continued benefits for 12 months from the date of termination. For purposes of their respective employment agreements, “Cause” generally means that the officer has been grossly negligent in the performance of his or her duties for Napster, that he or she has engaged in willful misconduct, or that he or she has been convicted of a felony or any crime involving moral turpitude.

Employee Benefit Plan Change of Control Provisions

2000 Stock Option Plan

General.    The 2000 Stock Option Plan, referred to as the 2000 Stock Plan, was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in November 2000. The 2000 Stock Plan was amended in February of 2001 by the Board of Directors. Our 2000 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options to employees, directors and consultants.

Adjustments upon Change of Control.    Our 2000 Stock Plan provides that, in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option. In addition, 25% of all outstanding and unvested options shall automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then-unvested shares subject to his or her option will accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting and exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option will terminate upon the expiration of the 15-day period.

2001 Stock Plan

General.    The 2001 Stock Plan was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in April 2001. The 2001 Stock Plan was amended in November 2001, August 2003 and in October 2005 by the Board of Directors. Our 2001 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options, restricted stock awards and stock purchase rights to employees, directors and consultants.

Adjustments upon Change of Control.    Our 2001 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option, stock purchase right, or restricted stock award. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option, stock purchase right, or restricted stock award is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. For non-employee directors receiving automatic stock option grants under the 2001 Stock Plan, all such options shall immediately become 100% vested and exercisable in the event of a change of control of us. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

2001 Director Option Plan

General.    The 2001 Director Option Plan, referred to as the Director Plan, was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in April 2001. The Director Plan was amended in November 2001 by the Board of Directors. The Director Plan provides for the periodic grant of nonstatutory stock options to our non-employee directors.

Adjustments upon Change of Control.    In the event of a change of control of us, including our merger with or into another corporation in which our stockholders before such transaction do not continue to hold at least 50% of the successor or resulting entity, or a sale of substantially all of our assets, all of the options granted under the Director Plan shall immediately become 100% vested and exercisable. All options will terminate following the change of control transaction.

2002 Stock Plan

General.    The 2002 Stock Plan was adopted by our Board of Directors in January 2002 and no stockholder approval was required. Our 2002 Stock Plan provides for the grant of nonstatutory stock options and stock purchase rights to employees and consultants, other than officers and directors.

Adjustments upon Change of Control.    Our 2002 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then-unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

2003 Stock Plan

General.    The 2003 Stock Plan was adopted by our Board of Directors in August 2003 and approved by our stockholders at our annual meeting held on September 18, 2003. Our 2003 Stock Plan provides for the grant of nonstatutory stock options and stock purchase rights to employees and consultants, other than officers and directors.

Adjustments upon Change of Control.    Our 2003 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then-unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

The compensation committee of our Board of Directors is composed of Messrs. Kaczorowski and Rodin. All decisions regarding the compensation of our executive officers have been made by the Board of Directors upon the recommendation of the compensation committee.

Except as described below, during fiscal 2006, none of our executive officers served as members of the board of directors or compensation committee of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee. Mr. Kaczorowski, a member of our Board of Directors, Audit Committee and Compensation Committee, is the president of HOB Entertainment, Inc. Mr. Gorog, our Chief Executive Officer, is a director of HOB Entertainment, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director and Officer Indemnification

We have entered into indemnification agreements with each of our executive officers and directors that contain provisions that may require us, among other things:

(i)	to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities that arise from willful misconduct of a culpable nature);

(ii)	to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and

(iii)	to obtain directors’ and officers’ insurance if available on reasonable terms.

We maintain an insurance policy covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against our officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions. The policy has a coverage limit of $40,000,000.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On the recommendation of the audit committee, our Board of Directors has selected PWC as our independent auditors for fiscal 2007. The Audit Committee has further recommended to our Board that we submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PWC has audited our financial statements since 2001. It is expected that representatives of PWC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Stockholder ratification of the selection of PWC as our independent registered public accounting form is not required by our amended and restated bylaws or otherwise. However, our Board of Directors is submitting the selection of PWC to the stockholders for ratification as a matter of good corporate practice. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the ratification of PWC as our independent registered public accounting firm. If the stockholders fail to ratify the selection, our audit committee (and our Board of Directors) will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may recommend, and our Board of Directors in their discretion may direct, the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Required Vote

The affirmative vote of a majority of the shares of common stock voting in person or by proxy is required to ratify the selection of PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2007.

Independent Registered Public Accounting Firm Fees

During the fiscal years ended March 31, 2006 and 2005, PWC provided various audit, audit-related, tax and other services to Napster as follows:

	2006	2005
Audit fees(1)	$860,000	$1,369,000
Audit-related fees(2)	54,000	452,000
Tax fees(3)	75,000	273,000
All other fees(4)	2,000	2,000

Total	$991,000	$2,096,000

(1)	Audit Fees. This category includes the audit of the Company’s annual financial statements and the audit of internal controls and the related management assessment of internal controls, quarterly review of financial statements included in the Company’s 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees. This category includes fees related to services to the audit of the Company’s financial statements and includes services performed in connection with the divestiture of the consumer software division in December 2004 and liquidation of European subsidiaries.

(3)	Tax Fees. This category consists of fees billed for tax-related services, including compliance, planning, tax advice, and preparation of tax returns in certain overseas jurisdictions.

(4)	All Other Fees. This category consists of fees billed for professional services related to non-audit related consulting services not included in categories above.

All of the audit fees, audit-related fees and tax fees, and all other fees described above, were pre-approved by the audit committee of our Board of Directors. The audit committee has delegated to Mr. Kaczorowski, the chairman of our audit committee, the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent accountants and associated fees on behalf of the audit committee in accordance with Section 10A of the Securities Exchange Act of 1934.

The audit committee considered whether the provision of audit-related services, tax services, financial information systems design and implementation services and non-audit services is compatible with the accountant’s independence.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

We “incorporate by reference” into this proxy statement the information in certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this proxy statement the following documents we have previously filed with the Securities and Exchange Commission:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2006; and

•	Quarterly Report on Form 10-Q for the three months ended June 30, 2006.

We also incorporate by reference into this Proxy Statement additional documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date of this Proxy Statement and the date of the annual meeting.

You may request a copy of these filings at no cost by contacting William E. Growney, Jr., our general counsel and secretary, at 9044 Melrose Avenue, Los Angeles, California 90069.

In order to obtain timely delivery, you must request copies of our Securities and Exchange Commission filings no later than September 10, 2006.

You should rely only on the information delivered with, or stated or incorporated by reference in, this Proxy Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date on the front of this document.

By order of the Board of Directors

/s/ William E. Growney, Jr.
William E. Growney, Jr. Secretary

Los Angeles, California,

July 31, 2006

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED PROXY PROMPTLY.

The Board of Directors recommends a vote FOR Items 1 and 2.

For these Nominees*

Withheld for all

1. Election of members of our Board of Directors for a three-year term expiring in 2009.

Nominees:

01 Joseph C. Kaczorowski and

02 Brian C. Mulligan.

*(Authority to vote for any nominee may be withheld by lining through that nominee’s name)

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR

AGAINST

ABSTAIN

2. Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007.

3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:, 2006

Signature of Stockholder

Dated:, 2006

Signature of Stockholder

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

FOLD AND DETACH HERE

NAPSTER, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING, SEPTEMBER 21, 2006

The undersigned, a stockholder of NAPSTER, INC., a Delaware corporation, acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of Napster’s Annual Report to Stockholders for its fiscal year ended March 31, 2006; and, revoking any proxy previously given, hereby constitutes and appoints Wm. Christopher Gorog and Nand Gangwani and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of Napster standing in the name of the undersigned at the Annual Meeting of Stockholders of Napster to be held at the company’s Los Angeles office at 9044 Melrose Avenue, Los Angeles, California 90069 on September 21, 2006 at 10:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE